As filed with the Securities and Exchange Commission on March 25, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Hemisphere Media Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4841	80-0885255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Hemisphere Media Group, Inc.

c/o Cine Latino, Inc.

2000 Ponce de Leon Boulevard

Suite 500

Coral Gables, FL 33134
(212) 503-2860

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Alan Sokol
Chief Executive Officer
c/o Cine Latino, Inc.

2000 Ponce de Leon Boulevard

Suite 500

Coral Gables, FL 33134
(305) 421-6364

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Jeffrey D. Marell, Esq. Tracey A. Zaccone, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000	Alan I. Annex, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 (212) 801-9200

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement is declared.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-186210

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Class A Common Stock, par value $0.0001	30,000	(1)	N/A	$179,100	(2)	$24.43	(3)

(1)                             Represents the number of additional shares of Class A common stock, par value $0.0001 per share, of the registrant (“Hemisphere Class A common stock”) that may be issued in connection with the consummation of the proposed mergers described in the registration statement on Form S-4 (File No. 333-186210) which became effective on March 15, 2013. In connection with the filing of that registration statement, the issuance of 19,583,334 shares of Hemisphere Class A common stock of the registrant and 14,666,667 warrants to purchase Hemisphere Class A common stock of the registrant were registered with the Securities and Exchange Commission and a fee of $26,685 was paid. The registrant now anticipates that up to 19,613,334 shares of its Hemisphere Class A common stock may be issued in in connection with the consummation of the proposed mergers.

(2)                             In accordance with Rule 457(f) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed  maximum aggregate offering price is based on the product obtained by multiplying (a) $5.97, the book value of the Hemisphere Class A common stock of the registrant and (b) 30,000, the number of additional shares of Hemisphere Class A common stock of the registrant to be registered by this registration statement.

(3)                                 Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by .00013640.

EXPLANATORY NOTE

                Pursuant to its registration statement on Form S-4 (File No. 333-186210) declared effective on March 15, 2013, Hemisphere Media Group, Inc. (“Hemisphere”) registered the issuance of 19,583,334 shares of Class A common stock, par value $0.0001 per share (the “Hemisphere Class A common stock”), and 14,666,667 warrants to purchase Hemisphere Class A common stock. Hemisphere is filing this registration statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register an additional 30,000 shares of Hemisphere Class A common stock that it may offer and issue in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated January 22, 2013, by and among Azteca Acquisition Corporation (“Azteca”), InterMedia Español Holdings, LLC (“WAPA”), Cine Latino, Inc. (“Cinelatino”), a direct wholly-owned subsidiary of Cinelatino, Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc., providing for the combination of Azteca, WAPA and Cinelatino as indirect, wholly-owned subsidiaries of Hemisphere (the “Transaction”). The maximum number of shares of Hemisphere Class A common stock that may be issued as a result of the Transaction is expected to be 19,613,334.

INCORPORATION BY REFERENCE

In accordance with General Instruction K of Form S-4, the contents of the prior registration statement on Form S-4 (File No. 333-186210), including all amendments, supplements and exhibits thereto and any information incorporated by reference therein, are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 25, 2013.

HEMISPHERE MEDIA GROUP, INC.

By:	/s/ ALAN J. SOKOL
Alan J. Sokol
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Craig D. Fischer, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated March 25, 2013.

Signature	Title

/s/ ALAN J. SOKOL	President and Director (Principal Executive Officer)
Alan J. Sokol

/s/ CRAIG D. FISCHER	Vice President, Treasurer, Secretary and Director (Principal Financial or Chief Accounting Officer)
Craig D. Fischer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1	Consent of Rothstein Kass, independent accountants for Azteca Acquisition Corporation
23.2	Consent of McGladrey LLP, independent accountants for InterMedia Español Holdings, LLC
23.3	Consent of McGladrey LLP, independent accountants for Cine Latino, Inc.
23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)